Exhibit 3.97

Delaware	PAGE 1

The first State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HALSTEAD HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HALSTEAD HOSPITAL, LLC”.

2947714 8100H	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8619844
110292269 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 03-14-11

CERTIFICATE OF FORMATION
OF
HALSTEAD HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Halstead Hospital, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 23, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1998
981370197 — 2947714

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041069 — 2947714
CERTIFICATE OF AMENDMENT
OF
Halstead Hospital, LLC
     1. The name of the limited liability company is Halstead Hospital, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Halstead Hospital, LLC this 15 day of, January, 2002.

Halstead Hospital, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager